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                                                                   Exhibit 10.5

                            ADVANCED POWER TECHNOLOGY

                    CHANGE TO EMPLOYMENT AGREEMENT AMENDMENT
                                  DATED 3/5/86



This change to the employment agreement amendment dated March 5, 1986 (attached), by and between Advanced Power Technology, Inc. ("Company") and John Hess, VP Marketing and Discrete Product Operations ("Employee").

CHANGE:
FROM: Should the Agreement terminate upon the happenings of any of the events defined in subparagraphs 2.1.a, 2.1.b, 2.1.c, 2.1.d, 2.1.f, the Company will pay the Employee a severance pay equal to three months of salary upon termination, in the event Employee would not have secured alternate employment. Should Employee secure alternate employment earlier than three months after termination, then the prorata temporaris portion of the severance pay paid to the employee would become reimbursable to the Company.

TO: (f) Unilaterally by the Company without cause, in which event (Section 2.2 to the contrary notwithstanding) the Company will continue to pay Employee the full amount due as salary for a period of thirty days following notice of termination.

This change is made effective as of July 10, 2000.





                                       By:              /s/ John Hess
                                            ------------------------------------
                                            John Hess, VP Marketing & Discrete
                                            Product Operations

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                         ADVANCED POWER TECHNOLOGY, INC.

                              EMPLOYMENT AGREEMENT
                       (MANAGEMENT & TECHNICAL PERSONNEL)

         THIS EMPLOYMENT AGREEMENT is made and entered into this 6TH day of November, 1985, by and between ADVANCED POWER TECHNOLOGY, INC., an Oregon corporation ("Company") and John I. Hess, an individual ("Employee").

         WHEREAS, Company desires to employ Employee upon the terms and conditions hereinafter set forth, and Employee desires to be so employed;

         NOW, THEREFORE, in consideration of the mutual promises contained herein, Company and Employee agree as follows:

         1.       Employment

         Company hereby employs Employee as Vice-President of Operations of Company with the powers and duties consistent with such position, and Employee hereby accepts such employment, on the terms and conditions hereinafter set forth. Employee, subject to the control of the Management of Company, agrees to diligently utilize his or her best efforts to further the interests of the Company and to discharge those responsibilities and duties required for the planning, development, operation, promotion and advancement of the Company, and such other duties as Company may require.

         2.       TERM AND TERMINATION

         2.1 This Agreement shall terminate upon the happening of any of the following events:

                  (a) By mutual agreement between Company and Employee;

                  (b) Unilaterally by Employee without cause;

                  (c) Upon the death of Employee;

                  (d) Upon the good faith determination of the Chief Executive officer of Company that Employee has become so physically or mentally disabled as to be incapable of satisfactorily performing his or her duties hereunder for a period of ninety
                  (90) consecutive days, such determination

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                                                                              2

                  based upon a certificate as to such physical or mental disability issued by a licensed physician and/or psychiatrist (as the case may be) employed by Company; or

                  (e) For cause, that is to say only upon Employee's conviction of a felony, commission of any material act of dishonesty against Company, material breach of this Agreement by Employee, or misconduct by Employee having a substantial adverse effect on the business of Company.

                  (f) Without cause, in which event (Section 2.2 to the contrary notwithstanding) Company will continue to pay Employee the full amount due as salary for a period of thirty days following notice of termination.

         2.2 In the event that this Agreement is terminated pursuant to Paragraph 2.1, neither Company nor Employee shall have any remaining duties or obligations hereunder, except that Company shall pay to Employee, or his or her representatives, such compensation as is due pursuant to Sub-Section 2.1(f) and Section 3. The provisions of Sections 4-9 shall survive termination.

         2.3      This Agreement shall not be terminated by any:

                  (a) Merger, whether Company is or is not the surviving corporation; or

                  (b) Transfer of all or substantially all of the assets of Company; or

                  (c) Voluntary or involuntary dissolution or liquidation of Company; or

                  (d) Consolidation to which Company is a party.

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                                                                             3

                  In the event of any such merger, transfer of assets, dissolution, liquidation, or consolidation, the surviving corporation or transferee, as the case may be, shall be bound by and shall have the benefits of this Agreement, and Company shall take all action to ensure that such corporation or transferee is bound by the provisions of this Agreement.

         3.       COMPENSATION

         3.1 As the total consideration for the services which Employee agrees to render hereunder, Employee is entitled to the following:

                  (a) Beginning on October 22, 1985, an annual base salary of $ 75,000 , subject to increase at the discretion of Company, in accordance with the regular and ordinary payment practices of Company. All payroll payments shall be subject to deduction of payroll taxes and related deductions as required by law.

                  (b) Participation in all plans or programs sponsored by Company for employees in general, including without limitation participation in any group health plan, medical reimbursement plan and life insurance plan, pension and profit sharing plan.

                  (c) Reimbursement of any and all reasonable and documented expenses incurred by Employee from time to time in the performance of his or her duties hereunder, including without limitation entertainment expenses and air fare, taxi, automobile, and other traveling expenses.

                  (d) after six (6) months of continuous employment, Employee shall be eligible for five (5) working days of paid vacation; after twelve (12) months of continuous employment, Employee shall be eligible for ten (10) working days of paid vacation; thereafter, Employee shall be eligible for ten (10) working days of paid vacation upon the completion of each successive twelve (12) month period of continuous employment . Paid vacation is noncumulative and must be taken during the twelve
                  (12) months following accrual.

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                                                                             4


                  (e) Such other fringe benefits as Company, in its sole discretion, may from time to time provide.

         3.2 Subject to the limitations contained in Paragraph 2.1, if Employee shall be absent on account of personal injuries or physical or mental illness, Employee shall continue to receive all payments provided in this Agreement; provided, however, that any such payments may, at the sole option of Company, be reduced by any amount that Employee receives for the period covered by such payments as disability compensation under insurance policies maintained by Company or under governmental programs.

         3.3 Company shall have the right to deduct from the compensation due to Employee hereunder any and all sums required for social security and withholding taxes and for any other federal, state, or local tax or charge which may be in effect or hereafter enacted or required as a charge on the compensation of Employee.

         3.4 Employee shall pay relocation expenses paid by Company if he or she voluntarily terminates employment within one year from date of employment.

         4.       NON-DISCLOSURE

                  Employee shall not disclose or use in any way, either during his or her employment with Company or thereafter, except as required in the course of his or her employment with Company, any confidential business or technical information or trade secret acquired during his or her employment by Company, whether or not conceived of, discovered, developed or prepared by Employee, including without limitation any formulae, patterns, inventions, procedures, processes, plans, devices, products, operations, techniques, know-how, specifications, data, compilations of information, customer lists, records, financing or production methods, costs, employees, and information concerning specific customer requirements, preferences, practices and methods of doing business, all of which are exclusive and valuable property of Company.

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                                                                             5

         5.       ASSIGNMENT OF PROPRIETARY INTERESTS

                  Employee hereby assigns and transfers to Company his or her entire right, title and interest in and to any and all inventions, improvements, processes, sketches, methods of production, designs, discoveries, ideas (whether or not shown or described in writing) or services (collectively, "inventions"), whether or not patentable, which are made, conceived or first reduced to practice by Employee with Company's equipment, supplies, facilities, or trade secrets and on Company's time, or which relates to the business of Company or Company's actual or anticipated research or business development or which results frorn any work performed by the Employee for Company. Employee agrees that Company shall have the right to keep such inventions as trade secrets. To permit Company to claim rights to which it may be entitled, the Employee agrees to promptly disclose to Company in confidence all inventions which the Employee makes, conceives or first reduces to practice during the course of his or her employment or within one year after termination thereof if such inventions relate to a product, process or service upon which Employee worked during the period of his or her employment by Company, and all patent or copyright applications filed by the Employee within a year after termination of this Agreement. Both during and after the period of employment with Company, Employee shall further assist Company in obtaining patents or copyrights on all inventions deemed patentable or copyrightable by Company in the United States and in all foreign countries, and shall execute all documents and do all things necessary to obtain letters patent and/or copyrights, to vest Company with full and extensive title thereto, and to protect Company's rights against infringement by others. Employee further agrees that any patent application filed within a year after termination of his or her employment on an invention for which the Employee was partially or totally responsible shall be presumed to relate to an invention made during the term of the Employee's employment unless the Employee can provide evidence to the contrary.

         6.       TANGIBLE ITEMS AS PROPERTY OF COMPANY

                  Excluding any personal property owned by Employee prior to the date hereof, all files, records, documents, drawings, plans, specifications, manuals, books, forms, receipts, notes, reports, memoranda, studies, data,

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                                                                             6


calculations, recordings, catalogues, compilations of information, correspondence and all copies, abstracts and summaries of the foregoing, instruments, tools and equipment and all other physical items related to the business of Company, other than a merely personal item of a general professional nature, whether of a public nature or not, and whether prepared by Employee or not, are and shall remain the exclusive property of Company and shall not be removed from the premises of Company under any circumstances whatsoever without the prior written consent of Company, and the same shall be promptly returned to Company by Employee on the expiration or termination of his or her employment with Company or at any time prior thereto upon the request of Company.

         7.       SOLICITATION OF CUSTOMERS AND EMPLOYEES

                  Both during and within one year after the period of employment, Employee shall not in any way attempt to interfere with the business of Company and, shall not call on, solicit, interfere with or attempt to entice away, either directly or indirectly, any employee or customer of Company with whom he or she became acquainted during his or her employment with Company, either for his or her own benefit or purposes or for the benefit or purposes of any other person, partnership, corporation, firm, association or other business organization, entity or enterprise.

         8.       INJUNCTIVE RELIEF

                  Employee hereby acknowledges and agrees that it would be difficult to fully compensate Company for damages resulting from the breach or threatened breach of Sections 4, 5, 6, 7 or 8 of this Agreement and, accordingly, that Company shall be entitled to temporary and injunctive relief, including temporary restraining orders, preliminary injunctions and permanent injunctions, to enforce such Sections without the necessity of proving actual damages therewith. This provision with respect to injunctive relief shall not, however, diminish Company's right to claim and recover damages.


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                                                                             7


         9.       INDEMNIFICATION

                  Company shall, to the maximum extent permitted by law, indemnify and hold Employee harmless against expenses, including reasonable attorney's fees, judgments, fines, settlements, and other amounts actually and reasonably incurred in connection with any proceeding arising by reason of Employee's employment with Company if Employee, in incurring the above expenses, acted in good faith and in a manner Employee believed to be in the best interests of Company, and, in the case of a criminal proceeding, had no reasonable cause to believe Employee's conduct was unlawful.

         10.      COPIES OF AGREEMENT

                  Employee authorizes Company to send a copy of this Agreement to any and all future employers which he or she may have, and to any and all persons, firms, and corporations, with whom he or she may become affiliated in a business or commercial enterprise, and to inform any and all such employers, persons, firms or corporations that Company intends to exercise its legal rights should Employee breach the terms of this Agreement or should another party induce a breach of Employee's part.

         11.      SEVERABLE PROVISIONS

                  The provisions of this Agreement are severable and if any one or more provisions may be determined to be illegal or otherwise unenforceable, in whole or in part, the remaining provisions, and any partially unenforceable provisions to the extent enforceable, shall nevertheless be binding and enforceable.

         12.      BINDING AGREEMENT

                  This Agreement shall inure to the benefit of and shall be binding upon Company, its successors and assigns.

         13.      CAPTIONS

                  The Section captions are inserted only as a matter of convenience and reference and in no way define, limit or describe the scope of this Agreement or the intent of any provisions hereof.

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         14.      ENTIRE AGREEMENT

                  This Agreement contains the entire agreement of the parties relating to the subject matter hereof, and the parties hereto have made no agreements, representations or warranties relating to the subject matter of this Agreement that are not set forth herein. No modification of this Agreement shall be valid unless made in writing and signed by the parties hereto.

         15.      GOVERNING LAW

                  This Agreement shall be governed and construed in accordance with the laws of the State of Oregon.

         16.      NOTICES

                  Any notice or demand required or permitted to be given hereunder shall be in writing and shall be deemed effective upon the personal delivery thereof or, if mailed, forty-eight hours after having been deposited in the United States mails, postage prepaid, and addressed to the party to whom it is directed at the address set forth below:

                  If to Company:

                  ADVANCED POWER TECHNOLOGY, INC.
                  405 SW Columbia Street
                  Bend, Oregon  97702

                  With a copy to:

                  Thomas J. Poletti, Esq.
                  Freshmen, Marantz, Orlanski, Comsky & Deutsch
                  9100 Wilshire Blvd., Ste. 8-E
                  Beverly Hills, CA  90212

                  If to EMPLOYEE:

                  John I. Hess
                  60246 Woodside Road
                  Bend, Oregon  97702

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                                                                             9


Either party may change the address to which such notices are to be addressed by giving the other party notice in the manner herein set forth.

                  IN WITNESS WHEREOF, the parties have executed this Agreement on the day and year first written above.

                                  ADVANCED POWER TECHNOLOGY, INC. an Oregon corporation ("Company")


                               -------------------------------------------------
                               RU   /s/ Patrick Sireta     11.6.85
                                 -------------------------

                               Patrick Sireta
                               President and Chief Executive Officer




                                      /s/ John I. Hess          11/6/85
                               -------------------------------------------------
                               John I. Hess

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                            ADVANCED POWER TECHNOLOGY

                        AMENDMENT TO EMPLOYMENT AGREEMENT

This amendment to the employment agreement signed on November 6, 1985, is made and entered into this 5th day of March 1986, by and between Advanced Power Technology, Inc. an Oregon Corporation ("Company") and John Hess an individual ("Employee").

Whereas, Employee is an employee of Company upon the terms and conditions defined in Employment Agreement signed on November 6, 1985.

Now, therefore, in consideration of the mutual promises contained herein, Company and Employee agree as follows:

Should the Agreement terminate upon the happening of any of the events defined in subparagraphs 2.1.a, 2.1.b, 2.1.c, 2.1.d, 2.1.f, the Company will pay Employee a severance pay equal to three months of salary upon termination, in the event Employee would not have secured alternate employment. Should Employee secure alternate employment earlier than three months after termination, then the prorata temporaris portion of the severance pay payed to the Employee would become reimbursable to the Company.

This amendment is made effective as of March 5, 1986 and for a period of 12 months.

In witness whereof, the parties have executed this Amendment on the day and year first written above.

                                     ADVANCED POWER TECHNOLOGY, INC.
                                     an Oregon Corporation "Company":


                                     By:       /s/ Patrick Sireta
                                        ----------------------------------------
                                           Patrick Sireta
                                           President & Chief Executive Officer


                                     Employee

                                      /s/ John Hess                    3/5/86
                                     -------------------------------------------
                                          John Hess